SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COMMUNITY HEALTH SYS

          MARIO J. GABELLI
                                 7/10/96           15,000-           52.0000

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 7/10/96           57,000-           52.0000
                                 7/08/96            7,000            51.8750

          THE GABELLI MULTIMEDIA PARTNERS
                                 7/10/96            9,500-           52.0000

          GIL II, LTD.
                                 7/10/96           35,000-           52.0000

          GABELLI INTERNATIONAL LTD
                                 7/10/96           36,000-           52.0000

          GABELLI FUNDS, INC.
               GABELLI VALUE FUND LTD
                                 7/10/96          323,500-           52.0000

               THE GABELLI EQUITY TRUST,INC.
                                 7/10/96          191,675-           52.0000

               THE GABELLI EQUITY INCOME FUND
                                 7/10/96           15,000-           52.0000

               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 7/10/96          100,000-           52.0000

               THE GABELLI ASSET FUND
                                 7/10/96          193,625-           52.0000

               THE GABELLI CAPITAL ASSET FUND
                                 7/10/96           40,000-           52.0000

               THE GABELLI ABC FUND
                                 7/10/96           40,000-           52.0000

          GAMCO INVESTORS, INC.
                                 7/10/96          689,900-           52.0000
                                 7/03/96           20,000            51.8750



          GABELLI ASSOCIATES LTD
                                 7/10/96           12,000-           52.0000

          GABELLI ASSOCIATES FUND
                                 7/10/96          200,000-           52.0000

          GABELLI PROFIT SHARING PLAN
                                 7/10/96           23,000-           52.0000

          ALCE PARTNERS, INC.
                                 7/10/96           10,000-           52.0000


































(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.